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                                                                      EXHIBIT 23

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     We consent to the incorporation by reference in this Annual Report (Form 10-K) of Poe & Brown, Inc. of our report dated January 28, 1995, included in the 1994 Annual Report to Shareholders of Poe & Brown, Inc.

     Our audits also included the financial statement schedule of Poe & Brown, Inc. listed in Item 14(a). This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

     We also consent to the incorporation by reference in Post-Effective Amendment Number 1 dated December 3, 1992 to Registration Statement Number 33-1900 dated November 27, 1985 (Form S-8), Registration Statement Number 33-76 dated September 3, 1985 (Form S-8), Post-Effective Amendment Number 2 to Registration Statement Number 2-61019 dated May 27, 1980 (Form S-8), Registration Statement Number 33-41204 dated June 12, 1991 (Form S-8), and Registration Statement Number 33-41825 dated July 22, 1991 (Form S-8) of our report dated January 28, 1995, with respect to the consolidated financial statements incorporated herein by reference, and our report included in the preceding paragraph with respect to the financial statement schedule included in this Annual Report (Form 10-K) of Poe & Brown, Inc.

                                          /s/  ERNST & YOUNG LLP

Tampa, Florida
March 27, 1995